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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Hycor Biomedical Inc. and subsidiaries on Form S-8 Nos. 33-25427, 33-25428, 33-25429, 33-25430, 33-32767, 33-43280, 33-63798 and 33-63800 of our report dated February 14, 1997, appearing in this Annual Report on Form 10-K of Hycor Biomedical Inc. and subsidiaries for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Costa Mesa, California
March 27, 1997













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